UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2013

EXP REALTY INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1325 Lincoln Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Bellingham WA 98225
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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TABLE OF CONTENTS

GENERAL NOTE	1

FORWARD-LOOKING STATEMENTS	1

Item 2.01 Completion of Acquisition or Disposition of Assets.	2

FORM 10 INFORMATION	3

BUSINESS	3

RISK FACTORS	9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	17

PROPERTIES	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

DIRECTORS AND EXECUTIVE OFFICERS	24

EXECUTIVE COMPENSATION	26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE	30

LEGAL PROCEEDINGS	32

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	33

RECENT SALES OF UNREGISTERED SECURITIES	34

DESCRIPTION OF SECURITIES	35

INDEMNIFICATION OF DIRECTORS AND OFFICERS	36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	37

Item 3.02 Unregistered Sales of Equity Securities.	37

Item 5.01 Changes in Control of Registrant.	37

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	37

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.	37

Item 5.06 Change in Shell Company Status.	37

Item 9.01 Financial Statements and Exhibits	37

SIGNATURES	40

GENERAL NOTE

This current report on Form 8-K is being filed by our company following the completion of our acquisition of eXp Realty International, Inc., a private Washington corporation, on September 27, 2013, pursuant to the terms of a merger agreement dated August 15, 2013. As a result of our acquisition of eXp Realty International, Inc., we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this current report on Form 8-K include statements about:

  our future financial results;

  our future growth;

  our future advertising and marketing activities; and

  our future investment in technology.

The material assumptions supporting these forward-looking statements include:

  our ability to achieve and maintain profitability;

  our ability to manage and fund growth;

  our ability to attract and retain qualified personnel, agents and brokers; and

  our ability to compete with current and future competitors.

Although management considers these assumptions to be reasonable based on information currently available, the assumptions may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  risks associated with the utilization of a 3D cloud based immersive office;

  risks associated with complying with federal, state, foreign, county and private associations and governing boards laws and regulations;

  risks associated with protecting the privacy of employees, independent contractors, and consumers and personal information that they share with us;

  general economic, housing and business conditions; and

  other risks and uncertainties included in the section of this report titled “Risk Factors",

any of which may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although we have attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect management’s current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Accordingly, readers should not place undue reliance on forward-looking statements. Except as required by applicable law, including the securities laws of Canada and the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. All forward-looking statements in this current report on Form 8-K are qualified by this cautionary statement.

As used in this current report on Form 8-K, the terms “we”, “us” and “our” mean eXp Realty International Corporation, its subsidiaries, eXp Acquisition Corp., eXp Realty, LLC, eXp Realty of Connecticut, LLC, eXp Realty Washington, Inc., and eXp Realty of Canada, Inc., as the context may require. Unless otherwise stated, “$” refers to United States dollars.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Merger Agreement

On August 15, 2013, we entered into a merger agreement with eXp Realty International, Inc., a Washington corporation, and eXp Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of our company, pursuant to which we acquired all of the issued and outstanding shares of eXp Realty International, Inc.’s common stock in exchange for the issuance of 37,482,965 post-split shares of our common stock to eXp Realty International, Inc.’s stockholders on a pro-rata basis. We also agreed that each outstanding option to purchase shares of eXp Realty International, Inc. would be converted into options entitling the holder to purchase such number of shares of our common stock that is equal to 7.5 times the number of shares of eXp Realty International, Inc. that would have been issuable on exercise of the eXp Realty International, Inc. options, with a proportionate decrease in any exercise price such that the total exercise price of each cancelled eXp Realty International, Inc. options will equal the total exercise price of the replacement options to purchase shares of our common stock.

To facilitate the transaction, eXp Realty International, Inc. agreed to merge with our wholly-owned subsidiary, eXp Acquisition Corp., with our subsidiary remaining as the surviving corporation and the separate existence of eXp Realty International, Inc. ceasing at the effective time of the merger. The merger of eXp Realty International, Inc. and eXp Acquisition Corp. was completed on September 27, 2013.

In connection with the closing of the merger agreement, we issued an aggregate of 37,482,965 post-split shares of our common stock to eXp Realty International, Inc. stockholders. 31 of these stockholders were U.S. persons and we issued these shares relying on Section 4(a)(2) of the Securities Act of 1933. Two of these stockholders were non-U.S. persons and we issued these shares in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In connection with the closing of the merger agreement, we also adopted a stock option plan which provides for the grant of stock options to acquire an aggregate of 10,000,000 shares of our common stock, and granted an aggregate of 7,673,994 stock options under such plan effective September 27, 2013. We granted these stock options relying on Section 4(a)(2) of the Securities Act of 1933.

Name Change and Forward Stock Split

In connection with and prior to the closing of the merger agreement, effective September 9, 2013, we changed our name from “Desert Canadians Ltd.” to “eXp Realty International Corporation” and effected a 35 new for one old forward stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized capital was increased from 220,000,000 shares of common stock to 7,700,000,000 shares of common stock and our issued and outstanding shares of common stock was increased on the basis of 35 new shares for one old share.

Share Cancellation

In connection with the closing of the merger agreement, Glenn Sanford, a director and officer of our company, returned 1,393,350,000 shares (39,810,000 pre-split shares) of our common stock to the treasury of our company for cancellation without consideration. The share cancellations became effective on September 16, 2013.

Change of Officers and Directors

Upon the closing of the merger agreement, on September 27, 2013, our board of directors appointed Jason Gesing and Steve Alamin, two nominees of eXp Realty International, Inc., as directors of our company. As a result, our board of directors consists of Glenn Sanford, Jason Gesing and Steve Alamin.

Effective as of the closing of the merger agreement, Glenn Sanford resigned as the President of eXp Realty International Corporation and our board of directors appointed Jason Gesing as President of eXp Realty International Corporation and Steve Alamin as Chief Operating Officer of eXp Realty International Corporation. Glenn Sanford continues to be Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director of eXp Realty International Corporation. In addition, our board of directors appointed Glenn Sanford as Chairman of eXp Realty International Corporation.

General Matters

Glenn Sanford, a director, officer and stockholder of our company, was a director, officer and stockholder of eXp Realty International, Inc.

The securities of our company that were issued to the stockholders and option holders of eXp Realty International, Inc. upon the closing of the merger agreement have not been and will not be registered under the Securities Act of 1933, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, or an applicable exemption from such registration requirements.

FORM 10 INFORMATION

BUSINESS

Corporate Overview

We were incorporated in the State of Delaware on July 30, 2008.

In connection with and prior to the closing of the merger agreement, effective September 9, 2013, we changed our name from “Desert Canadians Ltd.” to “eXp Realty International Corporation” and effected a 35 new for one old forward stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized capital was increased from 220,000,000 shares of common stock to 7,700,000,000 shares of common stock and our issued and outstanding shares of common stock was increased on the basis of 35 new shares for one old share.

eXp Realty, LLC (formerly known as Buyer Tours Realty, LLC) was organized in the State of Washington on January 30, 2007. On December 31, 2012, substantially all of the member interests in eXp Realty, LLC were exchanged for shares in eXp Realty International, Inc. which was incorporated in the State of Washington on October 1, 2012. From its inception, eXp Realty, LLC has been engaged in the marketing and sale of residential real estate with the goal of being the first truly cloud-based, full service, global real estate brokerage company delivering around-the-clock access to collaborative tools and professional development for managing real estate brokers and agents. The business model was created in order to increase brokers’ and agents’ listings and sales and reduce their overhead and capital requirements.

As described above, on August 15, 2013, we and eXp Acquisition Corp., a Washington corporation and wholly-owned subsidiary of our company, entered into a merger agreement with eXp Realty International, Inc., and as a result of the closing of this agreement, eXp Realty International, Inc. merged into eXp Acquisition Corp. with eXp Acquisition Corp. remaining as the surviving corporation and the separate existence of eXp Realty International, Inc. ceasing at the effective time of the merger. Consequently, after the closing of this agreement, the subsidiaries of eXp Realty International, Inc. became the subsidiaries of eXp Acquisition Corp. These subsidiaries are:

(i) eXp Realty, LLC (formerly known as Buyer Tours Realty, LLC), a Washington limited liability company organized on January 30, 2007 and 99% owned by eXp Acquisition Corp. and less than 1% owned by three other members;

(ii) eXp Realty of Connecticut, LLC, a Connecticut limited liability company and 49% owned by eXp Realty, LLC and 51% owned by Dan Liese;

(iii) eXp Realty Washington, Inc., a Washington corporation and 100% owned by eXp Realty, LLC; and

(iv) eXp Realty of Canada, Inc., a Canadian corporation and 100% owned by eXp Realty, LLC.

The organization and ownership structure of our company subsequent to the closing of the merger agreement as summarized in the paragraphs above is as follows:

Description of Business

Overview

eXp Realty, LLC is a cloud-based real estate brokerage operating in 29 states. As a cloud-based real estate brokerage for the residential real estate market, eXp Realty, LLC has embraced and adopted a number of cloud-based technologies in order to grow an international brokerage without the burden of physical bricks and mortar or redundant staffing costs. Following the closing of the merger agreement with eXp Realty International, Inc., the business of eXp Realty, LLC became our principal business.

Operations

We launched our operation in October 2009 with a handful of agents in Washington and Arizona, and as of June 30, 2013, have grown to a team of over 300 real estate professionals, and operate in various geographic markets as discussed in detail below.

We operate over the internet through our website, http://exprealty.com and rely on a cloud-based platform to provide our residential real estate brokerage services. Through our website, buyers can search real-time property listings, and sellers list their properties and gain exposure across the various markets we operate within. We also provide buyers and sellers access to a network of professional, consumer-centric agents and brokers.

Internally, we use our technology to provide agents, teams of agents, and brokerage owners with opportunities for increased profitability, reduced risk, and greater levels of professional development while fostering an organizational culture that values collaboration, strength of community, and commitment to serving the consumer’s best interests. We provide agents, teams of agents, and brokerage-owners with the systems, support, professional development and infrastructure to survive and then thrive in unpredictable and, at times, challenging economic conditions. This includes delivering 24/7 access to collaborative tools and training for real estate brokers and agents.

We have adopted a number of cloud-based technologies. Among the technologies we use to operate our business, is our 3D, fully-immersive, cloud office complex which has conference rooms, training centers, individual offices, outdoor spaces, and in which our management, staff, agents and brokers all work on a daily basis learning from, sharing with, transacting business with, and socializing with their colleagues from different geographic regions by utilizing avatars and USB headsets. In these virtual spaces agents and brokers meet for state-based sales meetings, attend live interactive training and classes, go over commission disbursement authorization forms, build websites and online branding materials, and work on purchase and sales agreements. Moreover, in these virtual spaces new managing brokers are evaluated and approved, our management meets to discuss strategy and vision, and personnel interviews occur. These are the only spaces where our senior management and our entire team report to work, manage projects and functional teams, attend classes, strategize, collaborate, and innovate. Furthermore, our cloud office has a fully-staffed transaction and administration office, a fully-staffed web development, search engine optimization and technical support office. Thus, our cloud office provides agents, teams of agents and brokers with training, education, coaching, mentoring, transaction support, broker support, and technical support. Consequently, our cloud office is our company office for brokers, agents, management and staff, and the cloud office has also eliminated redundant staffing costs. The utilization of this cloud office platform permits us to serve our entire geographic reach.

We also serve real estate agents, which are independent contractors affiliated with our company, teams of agents, and real estate brokers by providing a full suite of back office functions ranging from paperless file sharing and transaction management, web design, social media, digital campaigns, customer relationship management platforms, business coaching, tech support, and live training that places a premium on engagement, discussion and collaboration.

Furthermore, we allow our brokers, who are former real estate brokerage owners, to leverage our infrastructure to reduce their fixed costs and be empowered to build scalable teams of agents in any of the markets that we serve while preserving and enhancing the broker’s personal brand. In this way our brokers can attract agents and build a co-brand in any of markets currently served by the company without any additional capital requirements.

Fee Structure

Our fee structure resulting directly from the cloud office and its impact on profitability has enabled us to offer our agents and brokers a relatively high minimum split of 80% of the gross commission generated from transactions.

We retain 20% of the gross commission generated from the same transactions. At the point (should it arrive) in the agent’s or broker’s anniversary year with our company that the 20% we retain adds up to $16,000 (effectively when the agent or broker closes transactions resulting in $80,000 in gross commission income) the agent’s or broker’s split graduates to 100% of gross commission for the balance of the agent’s or broker’s anniversary year less adjusted fees.

On transactions resulting from company-generated consumer leads, the split is less because the agent pays us a referral fee as consideration for our efforts in generating and then distributing the company-generated consumer lead.

Unlike agents and brokers at most of our national competitors, our agents and brokers do not pay a royalty or franchise fee. Because we do not house agents in physical brick and mortar offices our agents and brokers also do not pay desk or office fees that are commonplace among competitors. Our agents pay a small monthly technology fee, a modest tuition fee for eXp University (curriculum of professional development classes and real estate vision and training), a transaction processing fee and a liability insurance fee. Our fee structure is favorable in relation to our competitors.

Revenue Sharing Plan

Our cloud office and its impact on profitability has enabled us to introduce and maintain a 7-level gross revenue sharing plan which each of our agents and brokers can participate in and from which they can realize significant monthly and annual residual overrides on the gross commission income resulting from transactions consummated by agents and brokers who they have attracted to our company, effectively contributing to our growth.

A number of our competitors have introduced residual income plans to their agents and brokers in an effort to incentivize growth but those companies’ cost structures, many of which are brick and mortar-intensive, have led to plans where the residual income is either calculated on net profit, which is unpredictable or unattainable and over which the agent has no control, is capped or structurally offers lower opportunity for payout.

Our gross revenue sharing program has the potential to pay out tens and hundreds of thousands of dollars monthly to our individual agents and brokers. Our gross revenue sharing plan also unties one of the industry’s longstanding Gordian Knots by providing a vehicle with which agents and brokers can truly, and comfortably, reduce their sales activity in the future and ultimately potentially retire with a vested monthly revenue share plan distribution.

Consistent with our commitment to enabling and empowering agents and brokers in pursuit of building a scalable business and organization, our revenue sharing plan allows brokers and agents a financial mechanism to build teams across borders without incurring any expense, oversight responsibility, or liability.

Our Markets

Our primary market is the United States. Currently, we operate in the following markets in the United States under the name of eXp Realty LLC: Arizona; Arkansas; California; Colorado; Connecticut; Florida; Georgia; Idaho; Illinois; Indiana; Kentucky; Maine; Maryland; Massachusetts; Michigan; Nevada; New Hampshire; New Mexico; New Jersey; New York; North Carolina; Oklahoma; Oregon; Pennsylvania; Rhode Island; South Carolina; Texas; Virginia; and Washington. We are qualified to do business and operate in California, through a wholly-owned subsidiary, eXp Realty Washington, Inc.

We also have a wholly owned subsidiary, eXp Realty Canada, Inc. which is in the process of getting licensed to do business in Toronto, Ontario, Canada.

Competition

We compete with local, regional and national and international residential real estate brokerages to attract agents, teams of agents, brokers and consumers. We compete primarily on the basis of our culture, collaboration, utilization of systems and technologies, including our cloud office platform to reduce costs, provide relevant and substantial professional development opportunities, and provide our agents and brokers with an opportunity to generate more business and participate in the growth of our company. We believe that we are the only national real estate brokerage in the United States presently using a 3D immersive office environment in place of physical brick and mortar locations and as such, we believe that we are well-positioned in our competitive landscape.

Our competitors include Realogy (est. 13,600 offices, 239,000 agents, includes Coldwell Banker, Century 21, Better Homes, ERA, Sotheby’s), Leading Real Estate Companies of the World (est.500 brokerages, 4,000 offices, 120,000 agents), RE/MAX, LLC (est. 92,000 real estate agents), Keller Williams Realty Inc. (est. 700 offices, 80,000 associates), Berkshire Hathaway’s Home Services of America (est. 55,000 agents, 1,800 locations, includes Prudential Real Estate, Real Living Real Estate), ZipRealty, Inc. (est. 2,000 associates) and For Sale By Owners (FSBO, properties sold by owners).

Intellectual Property

“eXp Realty” is one of our registered trademarks in the United States. We have also placed the marks “3D MLS” and “3D Listing Service” on the United States Patent and Trademark Office’s Supplemental Register. We also own the rights to the domain name “http://exprealty.com”.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Seasonality of Business

Seasons and weather while seemingly predictable, traditionally impact the real estate industry. Continuous poor weather or natural disasters negatively impact listings and sales. Spring and summer seasons historically reflect greater sales periods in comparison to fall and winter seasons. Seasonal or weather related lower revenue also reduces our operating income, net income, operating margins and cash flow.

Real estate listings precede sales and a period of poor listings activity will negatively impact revenue. Past performance be it weather, seasons, prior month or prior quarter is no assurance of the following month’s or quarter’s revenue and macroeconomic shifts in the markets served could conceal the impact of poor weather and/or seasonality.

Home sales in successive quarters can fluctuate widely due to holidays, national or international emergencies, the school year calendar’s impact on relocation and/or interest rates changes or speculation of pending interest rate changes. Our revenue and operating margins each quarter will remain subject to seasonal fluctuations, poor weather and natural disasters, combined with macroeconomic market changes may make it difficult to compare or analyze our financial performance effectively across successive quarters.

Furthermore, the residential real estate market and the real estate industry in general has a cyclical nature often defined by a protracted period of depressed revenues, values, and demand, inflated rates of foreclosure, and then economic relief. Consequently, our business is affected by such cycles.

Research and Development Costs During the Last Two Years

We spent less than $50,000 during each of the years ended December 31, 2012 and 2011 on research and development costs for our company.

Government Regulation

We serve the residential real estate industry which is regulated by federal, state and local authorities as well as private associations or state sponsored associations or organizations. We are required to comply with each state, province, county or country’s laws and as well as private governing bodies’ regulations, which combined results in a highly regulated industry.

We are also subject to federal and state regulations relating to employment, contractor, and compensation practices. All of our company’s agents and brokers are classified as independent contractors, which are subject to Internal Revenue Service and state law guidelines as they apply to this classification. The only exception is our managing brokers (one per each state where we are registered to conduct business) that are classified as part-time employees to fulfill state or local real estate business requirements.

Real Estate Regulation - Federal

The Real Estate Settlement Procedures Act of 1974 (“RESPA”) became effective on June 20, 1975. The RESPA requires lenders, mortgage brokers, or servicers of home loans to provide borrowers with pertinent and timely disclosures regarding the nature and costs of the real estate settlement process. The RESPA also protects borrowers against certain abusive practices, such as kickbacks, and places limitations upon the use of escrow accounts.

The Department of Housing and Urban Development promulgated Regulation X, which implements RESPA.

The National Affordable Housing Act of 1990 amended RESPA to require detailed disclosures concerning the transfer, sale, or assignment of mortgage servicing. It also requires disclosures for mortgage escrow accounts at closing and annually thereafter, itemizing the charges to be paid by the borrower and what is paid out of the account by the servicer.

The Dodd-Frank Act bestowed the administration of RESPA from the Department of Housing and Urban Development to the new Consumer Financial Protection Bureau (“CFPB”). The CFPB has proposed new rules that can potentially adversely impact the lending and residential real estate industries with new regulatory risk.

In addition, federal fair housing laws generally make it illegal to discriminate against protected classes of individuals in housing or brokerage services. Other federal regulations protect the privacy rights of consumers, which affects our opportunities to solicit new clients.

Real Estate Regulation - State and Local Level

States licensing laws and/or requirements vary from state to state. In general, all individuals and entities lawfully conducting businesses as real estate brokers, agents or sales associates must be licensed in the state in which they carry on business and at all times be in compliance.

States will require a real estate broker to be employed by the brokerage firm or permit an independent contractor classification, and the broker may work for another broker conducting business on behalf of the sponsoring broker.

States may require a person licensed as a real estate agent, sales associate or salesperson, be affiliated with a broker in order to engage in licensed real estate brokerage activities or allow the agent, sales associate or salesperson to work for another agent, sales associate or salesperson conducting business on behalf of the sponsoring agent, sales associate or salesperson. Agents, sales associates or salespersons are generally classified as independent contractors; however, real estate firms can offer employment.

Generally, a limited liability company such as eXp Realty, LLC engaged in the real estate brokerage business must obtain an entity real estate broker license (although in some states the licenses are personal to individual brokers). In order to obtain this license, most jurisdictions require that a member or manager of the limited liability company be licensed individually as a real estate broker in that jurisdiction. If applicable, this member or manager is responsible for supervising the licensees and the entity’s real estate brokerage activities within the state.

Real estate licensees, whether they are brokers, salespersons, individuals, agents or entities, must follow the state’s real estate licensing laws and regulations. These laws and regulations generally specify minimum duties and obligations of these licensees to their clients and the public, as well as standards for the conduct of business, including contract and disclosure requirements, record keeping requirements, requirements for local offices, escrow trust fund management, agency representation, advertising regulations and fair housing requirements.

In each of state where we have operations, we assign appropriate personnel to manage and comply with laws and regulations be it equal to, or greater than federal law.

Most states have local regulations (city or county government) that govern the conduct of the real estate brokerage business. Local regulations generally require additional disclosures by the parties to a real estate transaction or their agents or brokers, or the receipt of reports or certifications, often from the local governmental authority, prior to the closing or settlement of a real estate transaction as well as prescribed review and approval periods for documentation and broker conditions for review and approval.

Third-Party Rules

Beyond federal, state and local governmental regulations, the real estate industry is subject to rules established by private real estate groups and/or trade organizations, including, among others, state Associations of REALTORS® (AOR), and local Associations of REALTORS® (AOR), the National Association of Realtors® (NAR), and local Multiple Listing Services (MLSs). “REALTOR” and “REALTORS” are registered trademarks of the National Association of REALTORS®.

Each third party organization generally has prescribed policies, bylaws, codes of ethics or conduct, and fees and rules governing the actions of members in dealings with other members, clients and the public, as well as how the third party organization’s brand and services may or may not be deployed or displayed.

We assign appropriate personnel to manage and comply with third party organization policies and bylaws.

Employees

We presently have approximately 20 full-time employees, five of whom oversee and manage all of our company’s transactions globally, and approximately 40 part-time employees.

All of our agents and brokers are classified as independent contractors. The only exceptions are our managing brokers (one per each state where we are registered to conduct business) that are classified as part-time employees to fulfill state or local real estate business requirements. Currently, we have more than 300 agents and brokers.

Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with agents, brokers, technology providers, and customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

Risks Related to Our Business and Industry

We have experienced net losses in recent years, and because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

eXp Realty International, Inc. has a history of net losses from its inception in October 2009 through June 2013 and does not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our services, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured.

For us to achieve success, our services must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our services are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development, marketing, and provision of our services. As a result, we may not generate significant net income from operations in the future. Failure to generate significant net income from operations in the near future may cause us to reduce or cease activities.

Our profitability is tied to the strength of the residential real estate market, which is subject to a number of macroeconomic conditions beyond our control.

Our profitability is closely related to the strength of the residential real estate market which traditionally follows economic cycles and which can be impacted by national, state and local production, distribution, and consumption of goods and services from the economy. Macroeconomic conditions that could adversely impact our business include, but are not limited to, economic slowdown or recession, increased unemployment, increased energy costs, reductions in the availability of credit, increased costs of obtaining mortgages, an increase in foreclosure activity, rising interest rates, inflation, disruptions in capital markets, declines in the stock market, adverse tax policies or changes in other regulations, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, natural disasters, or actions taken by the Federal Reserve Board to regulate the supply of money, or the public perception that any of these events may occur. In addition, federal and state governments, agencies and government-sponsored entities such as Fannie Mae and Freddie Mac could take actions that result in unforeseen consequences or that otherwise could negatively impact our business.

We cannot guarantee that we will be able to grow in the various local markets that we serve.

To capture and retain market share in the various local markets that we serve, we must compete successfully against other brokerages for agents and brokers and for the consumer relationships that they bring. Our competitors could lower the fees that they charge to agents and brokers or could raise the compensation structure for those agents. Our competitors may have access to greater financial resources than us, allowing them to undertake expensive local advertising or marketing efforts. In addition, our competitors may be able to leverage local relationships, referral sources, strong local brand and name recognition that we have not established. Our competitors could, as a result, have greater leverage in attracting new and established agents in the market and in generating business among local consumers. Our ability to grow in the local markets that we serve will depend on our ability to compete with these brokerages local brokerages.

The utilization of a 3D cloud based immersive office as a suitable substitute for a physical brick and mortar location is a new and unproven strategy and we cannot guarantee that we will be able to operate and grow within its confines.

Currently, our cloud office adequately supports the needs of our agent population located across 29 states and Ontario, Canada. We cannot guarantee that our cloud office platform will continue to support our agent population and meet our business needs as we grow. The effectiveness of our cloud office platform is tied to a number of variables at any given time including server capacity and concurrent users. In addition, the use of the cloud office platform, and the use generally of 3D immersive office environments as an acceptable substitute among agents and brokers for physical office locations is unproven. We cannot guarantee that industry rank and file will adopt or accept cloud-based 3D office environments as a substitute for a physical office environment.

Improvement in the health of the real estate market could alleviate the need among brokerage owners for alternatives to traditional brick and mortar models in order to achieve profitability.

Sustained growth in the economy generally and accelerated and sustained improvement in the residential real estate industry could cause sufficient levels of sales activity and generate revenues that would support traditional brick and mortar models reducing the demand for cloud-based alternatives which could adversely impact our profit margins.

Significant risk to brand and revenue if we fail to meet federal, state, foreign, county, or private associations and governing boards laws and regulations.

We operate in a heavily regulated industry with regulated labor classifications which present significant risk in general for each potential instance where we fail to maintain compliance.

Our brokers can be classified as an employee or independent contractor and we could potentially misclassify or fail to consistently achieve compliance. Classifications and compliance are subject to the Internal Revenue Service regulations and applicable state law guidelines and penalties.

Our agents are only classified as independent contractors and we could potentially misclassify or fail to consistently achieve compliance. Classifications and compliance are subject to the Internal Revenue Service regulations and applicable state law guidelines and penalties.

Classifications, regulations and guidelines for brokers and agents are subject to judicial and agency interpretation as well as periodic changes. Changes or any indication of changes, may adversely impact our workforce classifications, expenses, compensation, commission structure, roles and responsibilities and broker organization.

Beyond workforce regulations and classifications, there exist complex, heavily regulated federal, state, foreign, local authority laws and regulations and national, state, foreign and local third party organization’s regulations, policies and bylaws governing our real estate business.

In general, the laws, rules and regulations that apply to our business practices include the federal Real Estate Settlement Procedures Act, the federal Fair Housing Act, the Dodd-Frank Act, and federal advertising and other laws, as well as comparable state statutes; rules of trade organization such as NAR, local MLSs, and state and local AORs; licensing requirements and related obligations that could arise from our business practices relating to the provision of services other than real estate brokerage services; privacy regulations relating to our use of personal information collected from the registered users of our websites; laws relating to the use and publication of information through the Internet; and state real estate brokerage licensing requirements, as well as statutory due diligence, disclosure, record keeping and standard-of-care obligations relating to these licenses.

Maintaining legal compliance is challenging and increases our costs due to resources required to continually monitor business practices for compliance with applicable laws, rules and regulations.

We may not become aware of all the laws, rules and regulations that govern our business, or be able to comply with all of them, given the rate of regulatory changes, ambiguities in regulations, contradictions in regulations between jurisdictions, and the difficulties in achieving both company-wide and region-specific knowledge and compliance.

If we fail, or we have alleged to have failed, to comply with any existing or future applicable laws, rules and regulations, we could be subject to lawsuits and administrative complaints and proceedings, as well as criminal proceedings. Our noncompliance could result in significant defense costs, settlement costs, damages and penalties.

Our business licenses could be suspended or revoked, our business practices enjoined, or we could be required to modify our business practices, which could materially impair, or even prevent, our ability to conduct all or any portion of our business. Any such events could also damage our reputation and impair our ability to attract and service home buyers, home sellers and agents, as well our ability to attract brokerages, brokers, teams of agents and agents to our company, without increasing our costs.

We do carry general liability insurance; however, insurance may not cover all claims or claims of these types or may be inadequate to protect us from all liability.

Further, if we lose our ability to obtain and maintain all of the regulatory approvals and licenses necessary to conduct business as we currently operate, our ability to conduct business may be harmed. Lastly, any lobbying or related activities we undertake in response to mitigate liability or current or new regulations could substantially increase our operating expenses.

If we do not remain an innovation leader in the real estate industry, we may not be able to grow our business and leverage our costs to achieve profitability.

Innovation has been critical to our ability to compete against other brokerages for clients and agents. For example, we have pioneered the utilization of a 3D immersive online office environment which reduces our need for office space and facilitates the transaction of business away from an office. As others follow our practices or develop innovative practices, our ability to achieve profitability may diminish or erode. For example, certain other brokerages could develop or license cloud-based office platforms that are equal to or superior to our company’s. If we do not remain on the forefront of innovation we may not be able to achieve or sustain profitability.

Our value proposition for agents and brokers includes allowing them to participate aggressively in the gross revenues of our company and is not typical in the real estate industry. If agents and brokers do not understand our value proposition or value its attributes, we may not be able to attract, retain and incentivize agents.

Participation in our gross revenue sharing plan represents a key component of our agent and broker value proposition. Agents and brokers may not understand or appreciate its value. In addition, agents may not appreciate other components of our value proposition including the cloud office platform, the mobility it affords, the systems and tools that we provide to agents and brokers, and the professional development opportunities we create and deliver. If agents and brokers do not understand the elements of our agent value proposition, or do not perceive it to be more valuable than the models used by most competitors, we may not be able to attract, retain and incentivize new and existing agent’s and broker’s to grow our revenues.

As we pursue opportunities to increase revenues, our profit margins may decline sharply.

We may implement changes to the business model and operations to improve revenues that cause a disproportionate increase in our expenses and cost of goods sold, or reduce profit margins. For example, we may allocate resources to acquiring lower margin brokerage models, the development of a mortgage servicing division, a commercial real estate division, a title and escrow company or a continuing education division. These decisions could involve significant start-up costs that may only be recovered after lengthy periods of time. Any of these attempts to improve our revenues could result in a disproportionate increase in our expenses and in reduced profit margins.

Our operating results are subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.

Seasons and weather, while seemingly predictable, traditionally impact the real estate industry. Continuous poor weather or natural disasters negatively impact listings and sales. Spring and summer seasons historically reflect greater sales periods in comparison to fall and winter seasons. Seasonal or weather related lower revenue also reduces our operating income, net income, operating margins and cash flow.

Real estate listings precede sales and a period of poor listings activity will negatively impact revenue. Past performance be it weather, seasons, prior month or prior quarter is no assurance or predictor of the following month’s or quarter’s revenue and macroeconomic shifts in the markets served could conceal the impact of poor weather or seasonality.

Home sales in successive quarters can fluctuate widely due to holidays, national or international emergencies, the school year calendar’s impact on relocation and/or interest rates changes or speculation of pending interest rate changes. Our revenue and operating margins each quarter will remain subject to seasonal fluctuations, poor weather and natural disasters, combined with macroeconomic market changes may make it difficult to compare or analyze our financial performance effectively across successive quarters.

If we fail to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us, our reputation and business could be significantly harmed.

Tens of thousands of consumers have shared personal information with us during the normal course of business of residential real estate transactions, plus hundreds of independent contractors and employees combined have entrusted us with personal information. This includes, but is not limited to, social security numbers, annual income amounts and sources, consumer names, addresses, telephone and cell phone numbers, and email addresses.

Our application, disclosure and safeguard of the information is regulated by federal and state privacy laws. To comply with privacy laws, we invested resources and adopted a privacy policy outlining the use and care as well as how and with whom we may share personal information. This policy includes informing consumers, independent contractors and employees that we will not share their personal information with third parties without their consent unless required by law.

Privacy policies and compliance with federal and state privacy laws presents risk and could incur legal liability for failing to maintain compliance. We may not become aware of all privacy laws, changes to privacy laws, or third party privacy regulations governing the real estate business, or be unable to comply with all of these regulations, given the rate of regulatory changes, ambiguities in regulations, contradictions in regulations between jurisdictions, and the difficulties in achieving both company-wide and region-specific knowledge and compliance.

Our policy and safeguards could be deemed insufficient if third parties with whom we have shared personal information fail to protect the privacy of that information. Our legal liability could include significant defense costs, settlement costs, damages and penalties, plus, damage our reputation with consumers, which could significantly damage our ability to attract and maintain customers. Any or all of these consequences would result in meaningful unfavorable impact on our brand, business model, revenue, expenses, income and margins.

Our business could be adversely affected if we are unable to expand, maintain and improve the systems and technologies upon which we rely on to operate.

As the number of agents and brokers in our company grows, our success will depend on our ability to expand, maintain and improve the technology that supports our business operations, including, but not limited to, our cloud office platform. Loss of key personnel or the lack of adequate staffing with the requisite expertise and training could impede our efforts in this regard. If our systems and technologies lack capacity or quality sufficient to service agents and their clients, then the number of agents who wish to use our products could decrease, the level of client service and transaction volume afforded by our systems could suffer, and our costs could increase. In addition, if our systems, procedures or controls are not adequate to provide reliable, accurate and timely financial and other reporting, we may not be able to satisfy regulatory scrutiny or contractual obligations with third parties and may suffer a loss of reputation. Any of these events could negatively affect our financial position.

Our business, financial condition and reputation may be substantially harmed by security breaches, interruptions, delays and failures in our systems and operations.

The performance and reliability of our systems and operations are critical to our reputation and ability to attract agents, teams of agents and brokers into our company as well as our ability to service home buyers and sellers. Our systems and operations are vulnerable to security breaches, interruption or malfunction due to certain events beyond our control, including natural disasters, such as earthquakes, fire and flood, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. In addition, we rely on third party vendors to provide the cloud office platform and to provide additional systems and related support. If we cannot continue to retain these services on acceptable terms, our access to these systems and services could be interrupted. Any security breach, interruption, delay or failure in our systems and operations could substantially reduce the transaction volume that can be processed with our systems, impair quality of service, increase costs, prompt litigation and other consumer claims, and damage our reputation, any of which could substantially harm our financial condition.

Failure to protect intellectual property rights could adversely negatively affect our business.

Our intellectual property rights, including existing and future trademarks, trade secrets, patents and copyrights, are important assets of the business. We have taken measures to protect our intellectual property, but these measures may not be sufficient or effective. We may bring lawsuits to protect against the potential infringement of our intellectual property rights; other companies, including our competitors, could make claims against us alleging our infringement of their intellectual property rights. Any significant impairment of our intellectual property rights could harm our business.

We intend to evaluate other brokerages for acquisition in order to accelerate growth and may not succeed in identifying suitable candidates or may acquire brokerages that negatively impact us.

As part of our growth strategy, we plan to evaluate the potential acquisitions of other real estate brokerages. We may be unable to identify brokerages that we deem to be suitable acquisition candidates. If we do complete an acquisition, our evaluation may prove faulty and the acquisition may prove unsuccessful. In addition, an acquisition may prove unsuccessful to us because of our inability to effectively execute post-acquisition strategy. We may be unable to successfully integrate acquired brokerages’ agents, systems and personnel. An acquisition could negatively impact our culture or undermine its core values. Acquisitions could disrupt our existing operations or cause management to neglect to focus adequately on our core business. Acquisition agents and brokers may reject our systems and technologies. An acquisition could cause potentially dilutive issuances of equity securities, incurrence of debt, contingent liabilities, or could cause us to assume or incur unknown or unforeseen liabilities.

Unfavorable general economic conditions in the United States and other markets that we enter and operate within could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States and other markets we enter and operate within could negatively affect the affordability of, and consumer demand for, our services in the United States. Under difficult economic conditions, consumers may seek to reduce spending by forgoing real estate purchases. Lower consumer demand for our services the United States and other markets could reduce our profitability.

We are subject to certain risks related to litigation filed by or against us, and adverse results may harm our business and financial condition.

We cannot predict with certainty the cost of defense, the cost of prosecution, insurance coverage or the ultimate outcome of litigation and other proceedings filed by or against us, including remedies or damage awards, and adverse results in such litigation and other proceedings, including treble damages, may harm our business and financial condition. Such litigation and other proceedings may include, but are not limited to, actions relating to intellectual property, commercial arrangements, franchising arrangements, negligence and fiduciary duty claims arising from franchising arrangements or company owned brokerage operations, actions against our title company alleging it knew or should have known others were committing mortgage fraud, standard brokerage disputes like the failure to disclose hidden defects in the property such as mold, vicarious liability based upon conduct of individuals or entities outside of our control, including our agents, brokers, third-party service or product provides, antitrust claims, general fraud claims and employment law claims, including claims challenging the classification of our employees as independent contractors and compliance with wage and hour regulations, and claims alleging violations of RESPA or state consumer fraud statutes. In addition, class action lawsuits can often be particularly vexatious litigation given the breadth of claims, the large potential damages claimed and the significant costs of defense. The risks of litigation become magnified, and the costs of settlement increase, in class actions in which the courts grant partial or full certification of a large class. In the case of intellectual property litigation and proceedings, adverse outcomes could include the cancellation, invalidation or other loss of material intellectual property rights used in our business and injunctions prohibiting our use of business processes or technology that is subject to third party patents or other third party intellectual property rights. In addition, we may be required to enter into licensing agreements (if available on acceptable terms) and be required to pay royalties.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently aware of one such legal proceeding in the State of California and our errors and omissions insurance carrier is vigorously defending our position. Our deductible is $2,500 and exposure to the claim has limited potential to materially adverse effect on our business, financial condition or operating results. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters, may arise from time to time that may harm our business.

Risk Related to Our Stock

Glenn Sanford, our executive officer and director, owns a significant percentage of our stock, and as a result, the trading price for our shares may be depressed and he can take actions that may be adverse to your interests.

Glenn Sanford, our executive officer and director, beneficially owns approximately 44.9% of our outstanding common stock as of October 1, 2013. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with a controlling stockholder. Mr. Sanford may have the ability to influence significantly all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Sanford could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to our other stockholders.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 7,700,000,000 shares of common stock, of which 47,278,800 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTCQB operated by the OTC Markets Group, trading through the OTCQB is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

On September 27, 2013, we completed the acquisition of eXp Realty International, Inc. pursuant to the merger agreement with eXp Realty International, Inc. As a result of the acquisition of eXp Realty International, Inc., our company became engaged in the business of cloud-based real estate brokerage for the residential real estate market.

Because the operations and assets of eXp Realty International, Inc. represent a significant portion of our business and operations from the closing date of the merger agreement, our management’s discussion and analysis is based on eXp Realty International, Inc.’s audited financial statements for the years ended December 31, 2012 and 2011 and unaudited financial statements for the six month periods ended June 30, 2013 and 2012. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in this report on Form 8-K.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

Years Ended December 31, 2012 and 2011

Our operating results for the years ended December 31, 2012 and 2011 are summarized as follows:

Net Revenues

	Year Ended December 31, 2012 ($)	Year Ended December 31, 2011 ($)
Net revenue	6,706,145	4,199,617

We derive the majority of our revenue from commissions earned as agents in residential real estate transactions. Other commission revenue is generated from company leads, referrals and other related fees. Non-commission revenues are derived primarily from agent and broker training fees, known as “eXp University tuition” and technology fees.

The increase in our net revenues during the year ended December 31, 2012 as compared to during the year ended December 31, 2011 is mostly attributable to a combination of hiring more agents, establishing offices in more states, conducting more sales transactions, having more internet based qualified leads and emerging economic recovery.

Operating Costs and Expenses

	Year Ended December 31, 2012 ($)	Year Ended December 31, 2011 ($)
Cost of revenues	5,657,067	3,412,638
Sales and marketing	102,267	65,625
General and administrative	807,345	630,957
Professional fees	169,500	67,288
Depreciation	6,710	5,472
Total expenses	6,742,889	4,181,980

Cost of Revenues

Cost of revenues consists of agent and broker commissions and related costs.

The increase in our cost of revenues during the year ended December 31, 2012 as compared to the year ended December 31, 2011 is mostly attributable to the increase in commissions and fees associated with the increased revenues, gross revenue sharing, lead generation, professional development services and state start-up costs.

Sales and Marketing

The increase in our sales and marketing expense during the year ended December 31, 2012 as compared to the year ended December 31, 2011 is mostly attributable to the increase in commissions and fees associated with revenue, gross revenue sharing, lead generation, professional development services and state start-up costs.

General and Administrative

The increase in our general administrative expense during the year ended December 31, 2012 as compared to the year ended December 31, 2011 is mostly attributable to the increase in commissions and fees associated with revenue, gross revenue sharing, lead generation, professional development services and state start-up costs.

Professional Fees

The increase in our professional fees during the year ended December 31, 2012 as compared to the year ended December 31, 2011 is mostly attributable to the increase in commissions and fees associated with revenue, gross revenue sharing, lead generation, professional development services and state start-up costs.

Six Month Periods Ended June 30, 2013 and 2012

Our unaudited operating results for the six month periods ended June 30, 2013 and 2012 are summarized as follows:

Net Revenues

	Six Month Period Ended June 30, 2013 ($)	Six Month Period Ended June 30, 2012 ($)
Net revenue	$5,139,077	$3,150,276

We derive the majority of our revenue from commissions earned as agents in residential real estate transactions. Other commission revenue is generated from company leads, referrals and other related fees. Non-commission revenues are derived primarily from agent and broker training fees, known as “eXp University tuition” and technology fees.

The increase in our net revenues during the six month period ended June 30, 2013 as compared to during the six month period ended June 30, 2012 is mostly attributable to combination of hiring more agents, conducting more sales transactions, higher home value transactions, having more internet based qualified leads, gradual rise in interest rates and emerging economic recovery.

Operating Costs and Expenses

	Six Month Period Ended June 30, 2013 ($)	Six Month Period Ended June 30, 2012 ($)
Cost of revenues	4,223,354	2,670,880
Sales and marketing	42,030	48,160
General and administrative	997,978	353,316
Professional fees	96,667	75,401
Depreciation	1,619	3,356
Total expenses	5,361,648	3,151,113

Cost of Revenues

Cost of revenues consists of agent and broker commissions and related costs.

The increase in our cost of revenues during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 is mostly attributable to the increase in commissions and fees associated with revenue, gross revenue sharing, lead generation, and professional development services.

Sales and Marketing

The decrease in our sales and marketing expense during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 is mostly attributable to efficiency from activities, some calendar timing, and ongoing market development and professional development services.

General and Administrative

The increase in our general administrative expense during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 is mostly attributable to the increase in pay-roll, incentives, training, costs associated with processing and/or generating transactions.

Professional Fees

The increase in our professional fees during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 is mostly attributable to the increase in association fees.

Three Month Periods Ended June 30, 2013 and 2012

Our unaudited operating results for the three month periods ended June 30, 2013 and 2012 are summarized as follows:

Net Revenues

	Three Month Period Ended June 30, 2013 ($)	Three Month Period Ended June 30, 2012 ($)
Net revenue	3,166,767	1,808,220

We derive the majority of our revenue from commissions earned as agents in residential real estate transactions. Other commission revenue is generated from company leads, referrals and other related fees. Non-commission revenues are derived primarily from agent and broker training fees, known as “eXp University tuition” and technology fees.

The increase in our net revenues during the three month period ended June 30, 2013 as compared to during the three month period ended June 30, 2012 is mostly attributable to combination of hiring more agents, conducting more sales transactions, higher home value transactions, having more internet based qualified leads, gradual rise in interest rates and emerging economic recovery.

Operating Costs and Expenses

	Three Month Period Ended June 30, 2013 ($)	Three Month Period Ended June 30, 2012 ($)
Cost of revenues	2,619,158	1,558,707
Sales and marketing	18,481	23,217
General and administrative	523,979	171,967
Professional fees	54,174	39,762
Depreciation	772	1,678
Total expenses	3,216,564	1,795,331

Cost of Revenues

Cost of revenues consists of agent and broker commissions and related costs.

The increase in our cost of revenues during the three month period ended June 30, 2013 as compared to the three month period ended June 30, 2012 is mostly attributable to the increase in commissions and fees associated with revenue, gross revenue sharing, lead generation, and professional development services.

Sales and Marketing

The decrease in our sales and marketing expense during the three month period ended June 30, 2013 as compared to the three month period ended June 30, 2012 is mostly attributable to efficiency from activities, some calendar timing, and ongoing market development and professional development services.

General and Administrative

The increase in our general administrative expense during the three month period ended June 30, 2013 as compared to the three month period ended June 30, 2012 is mostly attributable to the increase in pay-roll, incentives, training, costs associated with processing and/or generating transactions.

Professional Fees

The increase in our professional fees the three month period ended June 30, 2013 as compared to during the three month period ended June 30, 2012 is mostly attributable to the increase in association fees.

Liquidity and Capital Resources

Working Capital

Our working capital results as at June 30, 2013, December 31, 2012 and December 31, 2011 are summarized as follows:

	As at June 30, 2013 ($)	As at December 31, 2012 ($)	As at December 31, 2011 ($)
Current assets	454,477	202,397	156,819
Current liabilities	303,121	236,167	127,150
Working capital (deficiency)	151,356	(33,770)	29,669

Current Assets

The increase in our current assets as of June 30, 2013 as compared to December 31, 2012 was primarily due to greater cash and cash equivalents, including restricted cash, from additional sales and timing differences.

The increase in our current assets as of December 31, 2012 as compared to December 31, 2011 was primarily due to increase in restricted cash and account receivables.

Current Liabilities

The increase in our current liabilities as of June 30, 2013 as compared to December 31, 2012 was primarily due to the increase in customer deposits and accrued expenses.

The increase in our current liabilities as of December 31, 2012 as compared to December 31, 2011 was primarily due to the increases in accounts payable, customer deposits, accrued expenses, accrued interest, and current portion of notes payable.

Cash Flow

Years Ended December 31, 2012 and 2011

Our cash flow for the years ended December 31, 2012 and 2011 is summarized as follows:

	Year Ended December 31, 2012 ($)	Year Ended December 31, 2011 ($)
Cash Used by Operating Activities	(5,930)	(20,860)
Cash Used by Investment Activities	(387)	(13,028)
Cash (Used)/Provided by Financing Activities	(13,976)	35,487
Net Change in Cash and Cash Equivalents	(20,293)	1,600

Cash Used by Operating Activities

The decrease in our cash used by operating activities during the year ended December 31, 2012 as compared to the year ended December 31, 2011 was primarily due to timing, pre-paid, accrued expenses, account payable and account receivable.

Cash Used by Investment Activities

The decrease in our cash used by investment activities during the year ended December 31, 2012 as compared to the year ended December 31, 2011 was primarily due to fewer activities and fewer capital assets purchases.

Cash (Used)/Provided by Financing Activities

The change in our cash (used)/provided by financing activities during the year ended December 31, 2012 as compared to the year ended December 31, 2011 was primarily due to fewer activities and principal payments to notes payable.

Six Month Periods Ended June 30, 2013 and 2012

Our unaudited cash flow for the six month periods ended June 30, 2013 and 2012 is summarized as follows:

	Six Month Period Ended June 30, 2013 ($)	Six Month Period Ended June 30, 2012 ($)
Cash Provided by Operating Activities	197,944	16,723
Cash Used by Investment Activities	(493)	-
Cash (Used)/Provided by Financing Activities	29,234	(3,500)
Net Change in Cash	226,685	13,223

Cash Used by Operating Activities

The increase in our cash provided by operating activities during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 was primarily due to recognition of stock option expense.

Cash Used by Investment Activities

There was no significant difference between our cash used by investment activities during the six month period ended June 30, 2013 and our cash used by investment activities during the six month period ended June 30, 2012.

Cash (Used)/Provided by Financing Activities

The change in our cash provided by financing activities during the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 was primarily due to proceeds from the issuance of common stock.

Future Financing

As of June 30, 2013, eXp Realty International, Inc. had an accumulated deficit of ($469,285) and we may incur further losses during the fiscal year ending December 31, 2013. We intend to raise the majority of our cash requirements for the next 12 months through equity or debt financings, including additional stock issuances.

The financial requirements of our company for the next twelve months will depend on our ability to raise the money we require through equity or debt financing. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

PROPERTIES

Our principal corporate office has approximately 1,000 square feet and is located at 1325 Lincoln Street, Suite 1, Bellingham, WA 98229 in a leased facility. The lease expires on November 1, 2013. This facility accommodates our principal administrative and finance operations. We occupy very minimal leased office spaces in a number of the US states that we operate strictly in order to comply with state regulatory and licensing requirements and, in certain instances, to provide office space to our managing state brokers. In certain of these instances, the state managing brokers are financially responsible for a significant portion of the rental expense associated with a leased office space. In certain instances, we make a financial contribution to a state managing broker’s leased office space rental obligation for which we are not legally responsible. We generally do not provide office space for the agent workforce. We do not own any real property. We believe that leased facilities are adequate to meet current needs and that additional facilities will be available for lease to meet future needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders and Management

The following table provides certain information regarding the ownership of our common stock, as of October 1, 2013 by:

  each of our executive officers;
  each of our directors;
  each person known to us to own more than 5% of our outstanding common stock; and
  all of our executive officers and directors and as a group.
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Glenn Sanford 910 Harris Avenue, Suite 305 Bellingham, WA 98225	Common Stock	22,844,275(3)	46.7%
Jason Gesing 200 Main St. West Newbury, MA 01985	Common Stock	802,126(4)	1.7%
Steve Alamin 199 Chuckanut Point Road Bellingham, WA 98229	Common Stock	978,985(5)	2.0%
Penny Sanford 4421 Marionberry Ct. Bellingham, WA 98229	Common Stock	17,066,475(6)	36.1%
All executive officers and directors as a group (3 persons)	Common Stock	24,625,387 (7)	49.0%

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 47,278,800 shares of our common stock issued and outstanding as of October 1, 2013.

(3)Includes 17,066,475 shares of our common stock and stock options to acquire 1,617,000 shares of our common stock issued upon the closing of the merger agreement with eXp Realty International, Inc. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

(4)Consists of 127,995 shares of our common stock and stock options to acquire 674,131 shares of our common stock issued upon the closing of the merger agreement with eXp Realty International, Inc. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

(5)Includes 272,685 shares of our common stock and stock options to acquire 656,250 shares of our common stock issued upon the closing of the merger agreement with eXp Realty International, Inc. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

(6)Consists of 17,066,475 shares of our common stock issued upon the closing of the merger agreement with eXp Realty International, Inc. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

(7)Includes 17,467,155 shares of our common stock and stock options to acquire 2,947,381 shares of our common stock issued upon the closing of the merger agreement with eXp Realty International, Inc. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Glenn Sanford	Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director	46	March 12, 2013
Jason Gesing	President and Director	40	September 27, 2013
Steve Alamin	Chief Operating Officer and Director	52	September 27, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Glenn Sanford

Since early 2002, Glenn Sanford has been actively involved in the online real estate space. In early 2007, Mr. Sanford launched eXp Realty, LLC which, using a combination of web and traditional bricks and mortar, grew to three offices and into two states. After the drop off of the market in late 2008, Mr. Sanford and his executive team went back and rewrote the entire business model in recognition of the “perfect storm” of lower revenues, fixed or rising overhead costs, and a consumer with more information and access than ever before. eXp Realty International, Inc. was launched in October 2009 as the first truly cloud-based national real estate brokerage which meant giving up the traditional bricks and mortar environment and moving to a fully-immersive 3D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. Since that time eXp Realty International, Inc. has quickly grown to 25 states throughout the United States and is in the process of expanding internationally.

From 2005 to 2007, Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds.

Prior to real estate, Mr. Sanford was active at the executive level with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company.

We believe Mr. Sanford is qualified to serve on our board of directors because of his business and management experience.

Jason Gesing

Jason Gesing is an attorney licensed in Massachusetts and New Hampshire.

Mr. Gesing joined eXp Realty, LLC in March 2010 and joined eXp Realty International, Inc. in September 2012 as its Chief Business Development Officer and held this position until June 2013. Since June 2013, he has been eXp Realty International, Inc.’s President. With over a decade of experience in real estate in various capacities, Mr. Gesing holds broker's licenses in Massachusetts, New Hampshire, and Maine.

Mr. Gesing has been practicing law at Gesing Law Offices, LLP from 2009, and was an attorney with Murphy, Hesse, Toomey & Lehane, LLP in Boston, MA from 2002 to 2010. In his capacity as a lawyer, he has a broad base of experience in corporate, municipal, real estate, compliance, health care, construction, litigation, and administrative law, and advising clients on day to day issues and managing crises. He has acted in a variety of roles and undertaken a variety of matters including: corporate counsel; municipal counsel; hospital counsel; leasing, licensing and contract negotiation; governance and compliance; appearances before administrative hearing officers and state judges; defense of management in unfair labor practice charges; collective bargaining; internal investigations; and, owner representative in construction matters.

Mr. Gesing obtained a Bachelor of Arts (Magna Cum Laude) in 1996 from Syracuse University, and a Juris Doctor in 2002 from Boston College Law School.

We believe Mr. Gesing is qualified to serve on our board of directors because of his business and legal experience.

Steve Alamin

Mr. Alamin has over 20 years of experience in various management positions in the business and consumer goods industry.

From 2002 to 2006 and since 2011, he has been a business advisor with Market Pioneer Consulting in Bellingham, Washington, a company he founded in 1998, where he discovers, nurtures and monetizes new opportunities and coaches teams to implement new processes to better understand, measure and achieve their sales, marketing, and business development goals of various companies from turnarounds to start-ups. In this capacity, Mr. Alamin has served clients in the following industries: consumer products; commercial products; industrial products; digital media services; and digital content. Prior to founding Market Pioneer Consulting in 1998, Mr. Alamin had successful careers at Newell Rubbermaid/Anchor Hocking Glass, SONY and Cerberus Capital Management.

From 2006 to 2011, Mr. Alamin worked for Rhodes Architectural Stone in Seattle, Washington, a designer of custom stonework in commercial, hospitality, and residential markets with operations in United States, China and India, first as the President and later as Chief Operating Officer. In this capacity, he performed a variety of duties, including leading creative teams and global sourcing to discover, produce and import new products and categories. He also managed finance, accounting, operations, and budgeting.

Mr. Alamin obtained a Bachelor of Science with a major in Business Management in 1983 from the State University of New York at Binghamton, New York.

We believe Mr. Alamin is qualified to serve on our board of directors because of his business and management experience.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation eXp Realty International Corporation (Formerly Desert Canadians Ltd.)

For information regarding the executive compensation of eXp Realty International Corporation for the years ended June 30, 2013 and 2012, please see the annual report on Form 10-K filed on September 27, 2013.

eXp Realty International, Inc.

The particulars of compensation paid to the following persons:

(a)	all individuals serving as principal executive officer of eXp Realty International, Inc. during the year ended December 31, 2012;

(b)

each of two most highly compensated executive officers of eXp Realty International, Inc. other than its principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2012,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to eXp Realty International, Inc. and its subsidiaries for the years ended December 31, 2012 and 2011 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended December 31, 2012 and 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Glenn Sanford(1) Chief Executive Officer	2012 2011	55,000 51,000	0 3,363	0 0	215,600(6) 0	0 0	0 0	112,921(2) 72,269(2)	383,521 126,632
Jason Gesing(1) President and Former Chief Business Development Officer	2012 2011	4,250 3,075(3)	0 459(3)	0 0	53,884(6) 0	0 0	0 0	57,574(4) 23,354(4)	115,708 26,888
Brian Culhane(1) Chief Cultural Officer	2012 2011	0 0	0 0	0 0	112,100 (6) 0	0 0	0 0	35,068(5) 20,867(5)	147,168 20,867

Note

(1)

On December 31, 2012, substantially all of the membership interests in eXp Realty, LLC, which was organized on January 30, 2007, were exchanged for shares in eXp Realty International, Inc., which was incorporated on October 1, 2012. The amounts in this table reflect compensation paid by both eXp Realty, LLC, eXp Realty International, Inc. and their subsidiaries during the years indicated.

(2)	Paid for management duties.

(3)	100% of salary paid for State Broker role, not CBDO role.

(4)	Consists of revenue sharing and commissions earned.

(5)	$35,067.71 (2012) and $20,866.85 (2011) were paid for management duties with the balance paid for revenue sharing and commissions earned.

(6)	Based on option strike price of $1.00.

Employment or Consulting Agreements

Except as disclosed below, eXp Realty International, Inc. and its subsidiaries have not entered into any employment agreement or consulting agreement with their directors or executive officers.

Glenn Sanford

eXp Realty International, Inc. and its subsidiaries have not entered into any written employment agreement or consulting agreement with Glenn Sanford. In consideration for his services in 2012, eXp Realty, LLC paid Mr. Sanford an annual base salary of $55,000 and commission and incentives for growth initiatives totaling $112,921. In 2011, eXp Realty, LLC paid Mr. Sanford an annual base salary of $51,000 along with $3,362.76 in bonus for companywide achievement of a certain milestone and commission and incentives for growth initiatives totaling $72,269.14.

Jason Gesing

eXp Realty International, Inc. and its subsidiaries have not entered into any written employment agreement or consulting agreement with Jason Gesing. In consideration for his services in 2012, eXp Realty, LLC paid Mr. Gesing an annual base salary of $4,250 and $53,573.80 in commission and incentives for growth initiatives. In 2011, eXp Realty, LLC paid Mr. Gesing an annual base salary of $3,075 along with a $458.56 bonus for companywide achievement of a certain milestone and commission and incentives for growth initiatives totaling $23,353.90.

Steve Alamin

On March 26, 2013, with retroactive effect to February 11, 2013, eXp Realty International, Inc. and Steve Alamin entered into an executive employment agreement. Pursuant to the executive employment agreement, Mr. Alamin agreed to commit a minimum of 20 hours per week to the performance of services as Chief Operating Officer or such other services as may from time to time be designated by the President of eXp Realty International, Inc. At the sole determination of the President of eXp Realty International, Inc. and with the consent of the company’s board of directors, Mr. Alamin may be designated a full time employee. In consideration for his services, eXp Realty International agreed to pay Mr. Alamin an annual base salary of $52,000, subject to annual review and adjustment by the company. If Mr. Alamin is employed full time, the annual base salary will be increased to $104,000. eXp Realty International Inc. also agreed to grant 87,500 stock options at an exercise price of $1.10 per share. In addition, in the event Mr. Alamin is designated a full time employee, eXp Realty International, Inc. agreed to grant an additional block of stock options equal to 2.15% of the company’s issued and less 87,500 at an exercise price equal to the current market/trading price of the shares. The stock options are subject to certain vesting provisions. The term of the agreement will end on February 10, 2014, after which Mr. Alamin’s continued employment with eXp Realty International, Inc. will be on an at-will basis.

Brian Culhane

Prior to June 26, 2013, eXp Realty International, Inc. and its subsidiaries have not entered into any written employment agreement or consulting agreement with Brian Culhane. In consideration for his independent contractor services in 2012, eXp Realty, LLC did not pay Mr. Culhane a salary, instead he was paid $85,245 in commissions from his recruiting and sales activities as well as national leads work. In 2011, eXp Realty, LLC did not pay Mr. Culhane a salary, instead he was paid $76,314 in commissions from his recruiting and sales activities as well as national leads work.

On June 26, 2013, eXp Realty, LLC entered into a consulting agreement with Brian Culhane. The consulting agreement:

•

eliminates Mr. Culhane’s Front Line Qualifying Recruit (as that term is defined in eXp Realty, LLC’s Independent Contract Agreement ), which was originally awarded on February 15, 2012 in consideration of Mr. Culhane’s service to the company, on a graduated basis in exchange for Mr. Culhane’s satisfactory performance of his duties as Chief Cultural Officer. Under the consulting agreement, this elimination of the Front Line Qualifying Recruit will begin on October 1, 2013 and will conclude on September 1, 2014;

•

prescribes Mr. Culhane’s duties as Chief Cultural Officer of eXp Realty, LLC. Pursuant to the consulting agreement, the Chief Cultural Officer is responsible for working with the company’s agents, brokers and staff around the world to maintain, enhance and develop its culture and to instill and preserve its core values

•

licenses to Mr. Culhane the access to and usage of the company owned website located at www. scottsdaleparadise.com in consideration of a referral fee to the company on closed transactions resulting from leads generated by the said website. Under the consulting agreement, the referral fee payable by Mr. Culhane is 15% of gross commission income on each transaction which closes in the name of any member of Mr. Culhane’s team of agents as a result of a website lead, provided that the closing occurs within 18 months of the date on which the website lead was generated in order for any referral fee to be due.

•

transitions the Mr. Culhane’s role as eXp Realty, LLC’s Lead Manager away from the executive team and to a company staff member on or before August 31, 2013, whereby, under the consulting agreement, Mr. Culhane agrees to provide transition assistance and training to any individual chosen by eXp Realty, LLC to succeed Mr. Culhane in the position of Lead Manager up to, through and beyond August 31, 2013. Furthermore, under the consulting agreement, any compensation paid to Mr. Culhane for managing eXp Realty, LLC’s leads terminated as of June 26, 2013.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2012.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Glenn Sanford	0	215,600	0	1.00	October 1, 2022	Nil	Nil	Nil	Nil
Jason Gesing	44,259	9,625	0	1.00	October 1, 2022	Nil	Nil	Nil	Nil
Brian Culhane	100,000	12,100	0	1.00	October 1, 2022	Nil	Nil	Nil	Nil

Compensation of Directors

There were no directors of eXp Realty International, Inc. who are not the named executive officers for the year ended December 31, 2012.

We plan to pay each director $12,000 in common stock of eXp Realty International Corporation per year, plus expenses for each director and guest to travel to our annual meeting of stockholders, plus $500 per diem. We plan to require each director to make themselves available for up to 12 hours per quarter.

CERTAIN RELATIONSHIPS AND RELATED
PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

eXp Realty International, Inc.

Other than as disclosed below, there has been no transaction, since January 1, 2010, or currently proposed transaction, in which eXp Realty International, Inc. was or is to be a participant and the amount involved exceeds $1,926, being the lesser of $120,000 or one percent of the average of its total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	any director or executive officer of eXp Realty International, Inc.;

(ii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to eXp Realty International, Inc.’s outstanding shares of common stock;

(iii)	any of eXp Realty International, Inc.’s promoters and control persons; and

(iv)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Pursuant to a loan agreement dated April 21, 2010, Clyde and Louise Senger, parents of Penny Sanford, the holder of approximately 44% of the outstanding common stock of eXp Realty International, Inc. prior to the closing of the merger agreement and ex-wife of Glenn Sanford, loaned $75,000 to eXp Realty, LLC for a period of up to 5 years at a simple interest rate of 3% per year. The loan is repayable at eXp Realty, LLC’s option at any time during the five year period. As at April 25, 2013, the amount of the principal outstanding was $61,887 and the amount of interests accrued was $6,609.

On August 15, 2013, we entered into a merger agreement with eXp Realty International, Inc., pursuant to which we acquired all of the issued and outstanding shares of eXp Realty International, Inc.’s common stock in exchange for the issuance of 37,482,965 post-split shares of our common stock. Glenn Sanford was a director, officer and shareholder of both our company and eXp Realty International, Inc. For further information on the transactions contemplated under the merger agreement, see “Item 2.01 Completion of Acquisition or Disposition of Assets” above.

Executive Officers and Directors

For information regarding compensation for executive officers and directors of eXp Realty International, Inc., see “Executive Compensation” above.

eXp Realty International Corporation (Formerly Desert Canadians Ltd.)

Other than as disclosed below, there has been no transaction, since July 1, 2010, or currently proposed transaction, in which eXp Realty International Corporation was or is to be a participant and the amount involved exceeds $207, being the lesser of $120,000 or one percent of the average of its total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	any director or executive officer of eXp Realty International Corporation;

(ii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to eXp Realty International Corporation’s outstanding shares of common stock;

(iii)	any of eXp Realty International Corporation’s promoters and control persons; and

(iv)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

As of June 30, 2012 we were indebted $1,946 to Carol Callaghan, our former sole officer and director, for expenses paid on our behalf. This amount was non-interest bearing, unsecured and due on demand. During the nine month period ended March 31, 2013, we repaid $425 to Ms. Callaghan. On March 12, 2013, Ms. Callaghan agreed to forgive the remaining $1,521 owed.

As of June 30, 2012 we were indebted $78,466 to Sienna Funding Corp., a company controlled by Rick Brezer, the spouse of Ms. Callaghan, our former sole officer and director, for advances provided to us. This amount was non-interest bearing, unsecured and due on demand. During the nine months ended March 31, 2013, Sienna Funding Corp. advanced an additional $22,000 to our company. We issued 10,429 shares of our common stock valued at $10.50 per share to satisfy $92,668 of cash advances made to our company in addition to $16,832 of expense reimbursements outstanding at the time of issuance to Sienna Funding Corp. On March 12, 2013, Sienna Funding Corp. agreed to forgive the remaining $7,798 owed.

As of June 30, 2013, we were indebted to Glenn Sanford, our executive officer and director, for $20,577 for expenses paid on behalf of our company, which was non-interest bearing, unsecured and due on demand.

Director Independence

Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of the company. Using this definition of independent director, we determined that Darren Jacklin and Jeff Turner are our “independent directors” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2).

LEGAL PROCEEDINGS

Except as disclosed below, we know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Michael Garrison vs. William Fedorko, Bill Fedorko Ark Enterprises, Christine Fedorko, Heather Boer, HB Ranch and Home Properties, Genine Johnson, eXp Realty Washington, Inc., and Does 1-50 inclusive

On June 11, 2013, Michael Garrison filed First Amended Complaint for Damages against eXp Realty Washington, Inc. one of our subsidiaries, and William Fedorko, Bill Fedorko Ark Enterprises, Christine Fedorko, Heather Boer, HB Ranch and Home Properties, Genine Johnson, and 50 other unknown defendants in the Superior Court of California, County of Butte.

Factual Allegations

The claim arises from the sale of real property in California by Mr. Garrison from William Fedorko individually and doing business as Bill Fedorko Ark Enterprises, and Christine Fedorko, which closed on June 14, 2011 at a price of $163,253. Heather Boer individually and doing business as HB Ranch and Home Properties were the sellers’ listing agent and real estate broker. Genine Johnson was the buyer’s real estate agent and salesperson. eXp Realty Washington, Inc. was Ms. Johnson’s employer and the buyer’s real estate broker. The other unknown defendants are alleged to be the agents and employees of the names defendants.

Mr. Garrison alleges that in making the purchase he relied on representations made by the Fedorkos, Ms. Boer, Ms. Johnson, eXp Realty Washington, Inc., which after his move into the property alleges failed to disclose certain physical defects and lack of permits, the result of which, Mr. Garrison alleges, require him to spend moneys to demolish, clear, and rebuild the property.

Mr. Garrison also alleges that Ms. Boer, Ms. Johnson and eXp Realty Washington, Inc. failed their duty to Mr. Garrison under California Civil Code §2079, because, according to the allegations, a reasonably competent and diligent visual inspection of reasonably and normally accessible areas of the residential property and disclosure of material facts affecting the value or desirability of the property that the inspection reveals was not performed by Ms. Johnson, Ms. Boer and eXp Realty Washington, Inc. pursuant to California Civil Code §2079.

Based on the above allegations, Mr. Garrison is suing the Fedorkos for breach of contract, fraud and concealment due to the alleged defects and the alleged false representations and concealment of material facts and defects. Furthermore, based on the above allegations, Mr. Garrison is suing Ms. Boer, Ms. Johnson, and eXp Realty Washington, Inc. for negligent misrepresentation by professionals, and constructive fraud. Furthermore, based on the above allegations, Mr. Garrison is suing Ms. Johnson, Ms. Boer and eXp Realty Washington, Inc. for breach of the duty of disclosure by a real estate broker to a client.

Relief Sought

Based on the above allegations, Mr. Garrison is asking for damages in the amount of: at least $32,188 for demolition of the property; at least $172,733 to rebuild the main house on the property; at least $4,278 to repair the septic system; at least $12,000 in additional living expenses during demolition and rebuilding of the main house on the property; interest on the damages at the legal rate of 10% per annum from the closing on June 14, 2011; and attorney’s fees. Furthermore, Mr. Garrison is seeking exemplary damages in an amount sufficient to appropriately make an example and punish each defendant based on the allegations.

Our insurance company intends to respond to these allegations.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “DSETD”. Our common stock became eligible for quotation on the OTC Bulletin Board with the trading symbol “DSET” on January 14, 2011; however, on April 17, 2012, our common stock became ineligible for quotation on the OTC Bulletin Board and it is now quoted exclusively on the OTCQB. On September 9, 2013, the trading symbol for our common stock was changed to “DSETD” in connection with the forward stock split of our common stock. In connection with the change of our name from “Desert Canadians Ltd.” to “eXp Realty International Corporation”, we expect our trading symbol to be changed to “EXPI” on October 7, 2013. There have been no trades in our common stock since it became eligible for quotation on either facility.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

As of October 1, 2013, there are stock options to purchase 7,673,994shares of our common stock. We have no outstanding warrants to purchase shares of our common stock or other securities that are convertible into shares of our common stock.

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933 and we have not entered into any agreement to register shares of our common stock under the Securities Act of 1933 for sale by stockholders of our company.

There are no shares of our common stock that is being, or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

Transfer Agent

Our transfer agent is Island Stock Transfer with an office at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Holders of Our Common Stock

As of October 1, 2013, the 47,278,800 issued and outstanding shares of our common stock were held by a total of approximately 65 stockholders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common stock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

eXp Realty International Corporation (Formerly Desert Canadians Ltd.)

eXp Realty International Corporation had no equity compensation plan as of June 30, 2013.

eXp Realty International, Inc.

The following table summarizes certain information regarding the equity compensation plan of eXp Realty International, Inc. as of December 31, 2012:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	731,467	$1.00	18,234
Equity compensation plans not approved by security holders	Nil	N/A	N/A
Total	731,467	$1.00	18,234

2013 Stock Option Plan

On September 27, 2013, we adopted a stock option plan. The purpose of the stock option plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased initiative to make contributions to our company. Under the stock option plan, eligible employees, consultants and certain other persons who are not eligible employees, may receive awards of “non–qualified stock options”. Individuals, who, at the time of the option grant, are employees of our company or any related company (as defined in the stock option plan) who are subject to tax in the United States may receive “incentive stock options”, and non–United States residents may receive awards of “non-qualified stock options”. The number of shares of our common stock issuable under the plan is 10,000,000. As of October 1, 2013, there were stock options to purchase an aggregate of 7,673,994shares of our common stock outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

eXp Realty International Corporation (Formerly Desert Canadians Ltd.)

On July 11, 2013, we sold an aggregate of 3,881 pre-split shares of our common stock at a price of $10.50 per share for gross proceeds of $40,751. One investor was a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) and that investor purchased in a transaction outside of the United States. In issuing shares to this investor we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. Six investors were U.S. persons and accredited investors (as that term is defined in Rule 501 of Regulation D), and in issuing shares to these investors we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On September 27, 2013, we issued an aggregate of 37,482,965 post-split shares of our common stock to the former stockholders of eXp Realty International, Inc. in connection with the closing of the merger agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

On September 27, 2013, we granted stock options to acquire an aggregate of 7,673,994shares of our common stock to the former option holders of eXp Realty International, Inc. in connection with the closing of the merger agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

eXp Realty International, Inc.

During the past three years, eXp Realty International, Inc. issued the following shares of its common stock, relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933:

Date	Name of Party	Value	Consideration	Share Price	Total Number of Shares
April 1, 2013	Stefan Swanepoel	$68,183	Services	$1.50	45,455
April 1, 2013	Steve Alamin	$54,537	Services	$1.50	36,358
February 1, 2013	Beth Ellyn	$15,000	Cash	$1.10	13,636
February 5, 2013	Mary Anne Simmons	$10,000	Cash	$1.10	9,091
March 10, 2013	Ana Festa	$1,500	Cash	$1.50	1,000
April 1, 2013	Howard Fritz	$10,500	Cash	$1.50	7,000
February 27, 2013	Sid Johnson	$7,234	Cash ($6,759/expenses $475)	$1.50	4,822

On December 31, 2012, substantially all of the member interests in eXp Realty, LLC were exchanged for shares in eXp Realty International, Inc. which was incorporated in the State of Washington on October 1, 2012. See “Business – Corporate Overview” above.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 7,700,000,000 shares of common stock with a par value of $0.00001 per share. As of October 1, 2013, there were 47,278,800 shares of our common stock outstanding.

Holders of our common stock have one vote for each share on each matter submitted to a vote of our stockholders. Except as otherwise provided by law, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. Under our bylaws, when a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter is sufficient to elect directors or to decide any question brought before a meeting of our stockholders. Under our bylaws, the holders of a majority of the issued and outstanding common stock of our company and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders. Under our bylaws, any action, which may be taken by the vote of our stockholders at a meeting, may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power. Our bylaws provide that our board of directors may alter, amend, change, add to or repeal our bylaws, subject to further action by our stockholders. Any alternation or repeal of our bylaws by our stockholders require the affirmative vote of a majority of the voting power of the issued and outstanding shares of our company entitled to vote on such alteration or repeal.

The holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law, provides in relevant part that a corporation may indemnify any officer or director who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. In addition, our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 9.01 Financial Statements and Exhibits” below.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the section titled “Recent Sales of Unregistered Securities” above is responsive to this Item 3.02.

Item 5.01 Changes in Control of Registrant.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On September 27, 2013, our board of directors approved a change in our fiscal year end from June 30 to December 31, which is the fiscal year end of eXp Realty International, Inc. This change is being effectuated in connection with the merger transaction described in “Item 2.01 Completion of Acquisition or Disposition of Assets” above.

In addition, the information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the transaction described in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above, on September 27, 2013, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Financial Statements of eXp Realty International, Inc.

1.     The following audited consolidated financial statements of eXp Realty International, Inc. prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

  Report of Independent Registered Public Accounting Firm, Haynie & Company, Certified Public Accountants, dated July 8, 2013;
  Consolidated Balance Sheet as at December 31, 2012 and 2011;
  Consolidated Statements of Operations for the years ended December 31, 2012 and 2011;

  Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2012 and 2011;
  Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011; and
  Notes to consolidated financial statements.

2.     The following unaudited condensed consolidated financial statements of eXp Realty International, Inc. prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

  Condensed Consolidated Balance Sheets as at June 30, 2013 and December 31, 2012;
  Condensed Consolidated Statements of Operations for the six month periods ended June 30, 2013 and 2012;
  Condensed Consolidated Statements of Cash Flows for the six month periods ended June 30, 2013 and 2012; and
  Notes to condensed consolidated financial statements.

The following unaudited pro forma financial statements as at June 30, 2013 are included herein:

  Pro Forma Condensed Consolidated Balance Sheets; and
  Pro Forma Condensed Consolidated Statements of Operations.

Exhibits

Exhibit Number	Description of Exhibit
(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1	Merger Agreement dated August 15, 2013 with eXp Realty International, Inc. and eXp Acquisition Corp. (incorporated by reference from our Current Report on Form 8-K, filed on August 20, 2013)
(3)	Articles of Incorporation and Bylaws
3.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form S-1, filed on July 7, 2010)
3.2	Certificate of Amendment of Certificate of Incorporation dated effective September 9, 2013 (incorporated by reference from our Current Report on Form 8-K, filed on September 9, 2013)
3.3	Bylaws (incorporated by reference from our Registration Statement on Form S-1, filed on July 7, 2010)
(10)	Material Contracts
10.1	Affiliate Stock Purchase Agreement (incorporated by reference from our Current Report on Form 8-K, filed on March 18, 2013)
10.2	Letter of Intent with eXp Realty International, Inc. dated April 8, 2013 (incorporated by reference from our Current Report on Form 8-K, filed on April 11, 2013)
10.3*	Executive Employment Agreement dated February 11, 2013 between eXp Realty International, Inc. and Steve Alamin
10.4*	Consulting Agreement dated June 26, 2013 between eXp Realty, LLC and Brian Culhane
10.5*	Stock Option Plan
(21)	Subsidiaries
21.1*	Subsidiaries

Exhibit Number	Description of Exhibit
(99)	Additional Exhibits
99.1*	Audited Financial Statements of eXp Realty International, Inc. for the years ended December 31, 2012 and 2011
99.2*	Unaudited Financial Statements of eXp Realty International, Inc. for the six month periods ended June 30, 2013 and 2012
99.3*	Pro Forma Financial Statements as at June 30, 2013

*          Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXp Realty International Corporation

/s/ Glenn Sanford
Glenn Sanford
Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director

October 1, 2013